Form 4 Joint Filer Information

GAMI INVESTMENTS, INC.

SZ INVESTMENTS, L.L.C.

HY I INVESTMENTS, L.L.C.

EGI-MANAGING MEMBER (01), L.L.C.

EGI-FUND (05-07) INVESTORS, L.L.C.

CHAI TRUST COMPANY, L.L.C.

Address for each:

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Designated Filer:

GVI HOLDINGS, INC.

Issuer and Ticker Symbol:

American Commercial Lines Inc. (ACLI)

Date of Event Requiring Statement:

April 28, 2006

Signatures:

GAMI INVESTMENTS, INC.

SZ INVESTMENTS, L.L.C.

HY I INVESTMENTS, L.L.C.

EGI-MANAGING MEMBER (01), L.L.C.

EGI-FUND (05-07) INVESTORS, L.L.C.

Each by: /s/ Philip G. Tinkler, Treasurer

CHAI TRUST COMPANY, L.L.C.

By: /s/ Donald J. Liebentritt, President